Exhibit 10.1

FORM OF VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT made as of the ___ day of February, 2026.

BETWEEN:

OAKTREE ORGANICS, L.P.,

a limited partnership existing under the laws of the State of Delaware,

(hereinafter referred to as "Oaktree Organics"),

- and -

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P.,

a limited partnership existing under the laws of the State of Delaware,

(hereinafter referred to as "Oaktree Huntington" and, together with Oaktree Organics, as the "Oaktree Investors"),

- and -

OCM SUNOPTA TRUSTEE, LLC.,

a company existing under the laws of the State of Delaware,

(hereinafter referred to as the "Trustee"),

- and -

2786694 ALBERTA LTD.,

a corporation incorporated under the laws of Alberta,

(hereinafter referred to as the "Purchaser"),

- and -

PEGASUS BIDCO B.V.

a private company with limited liability incorporated under the laws of the Netherlands,

(hereinafter referred to as the "Parent"),

WHEREAS as more particularly described on Schedule A hereto, the Oaktree Investors are the legal and/or beneficial owners of, or exercise control or direction over, as applicable, (a) common shares ("Common Shares") in the capital of SunOpta Inc., a corporation existing under the laws of Canada (the "Company"), and (b) shares of series B-1 preferred stock ("Preferred Shares") in the capital stock of SunOpta Foods Inc., a corporation existing under the laws of the State of Delaware (the "Issuer");

AND WHEREAS the Trustee is the registered holder of special shares, series 2 in the capital of the Company (the "Special Shares") as the same may be issued or redeemed from time to time in accordance with their terms and the terms of the Voting Trust Agreement dated April 24, 2020, between the Company, the Issuer, the Oaktree Investors and the Trustee (as amended, the "Voting Trust Agreement");

AND WHEREAS the Trustee holds the Special Shares in order to, among other things, exercise the voting rights attached to all of the Special Shares as trustee for and on behalf of the Oaktree Investors on any matter that comes before the shareholders of the Company at a meeting of holders of Common Shares of the Company, such voting rights to be exercised on the basis of instructions received from the Oaktree Investors, as contemplated by the Voting Trust Agreement;

AND WHEREAS the Purchaser, the Parent and the Company are concurrently herewith entering into an Arrangement Agreement (as the same may be amended or amended and restated from time to time in accordance with its terms, the "Arrangement Agreement") which provides for, among other things, the acquisition by the Purchaser of all of the issued and outstanding Common Shares (including any Common Shares issued in exchange for the Preferred Shares) pursuant to the terms and conditions contained therein (collectively, the "Transaction");

AND WHEREAS the Purchaser, the Parent and the Company propose to implement the Transaction by way of a plan of arrangement under the provisions of the Canada Business Corporations Act (the "Arrangement");

AND WHEREAS, subject to the closing of the Transaction, pursuant to the Plan of Arrangement, at the times specified therein, each Oaktree Investor shall transfer to the Company all of the Preferred Shares held by it immediately prior to the Effective Time in exchange for the Company issuing a number of Common Shares equal to the product of (i) the number of Preferred Shares so transferred and (ii) the Series B-1 Preferred Stock Exchange Rate, which resulting Common Shares shall thereafter be transferred to Purchaser pursuant to the Plan of Arrangement in exchange for the Consideration (as defined in the Arrangement) in respect of each Common Share;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of each of the Oaktree Investors and the Trustee to, among other things and as applicable, (a)  vote or cause to be voted all Common Shares and Special Shares (collectively, the "Subject Shares") beneficially owned, or over which control or direction is exercised, by it as of the record date of the  Shareholder Meeting in favour of the Transaction, including the Arrangement Resolution and any other matter necessary for the consummation of the  Transaction; (b) subject to the closing of the Transaction, consent to the exchange of the Preferred Shares for Common Shares and the cancellation of the Special Shares pursuant to and in accordance with the Arrangement following the Effective Time; (c) terminate all ancillary agreements between the Oaktree Investors and the Trustee, on the one hand, and the Company and/or the Issuer, on the other hand; and (d) otherwise comply with the restrictions and covenants set forth herein;

AND WHEREAS it is a requirement of the Purchaser and the Parent that the Oaktree Investors and the Trustee enter into this Agreement in order to induce the Purchaser and the Parent to enter into the Arrangement Agreement and, in connection therewith, the Purchaser and the Parent are relying on the covenants, representations and warranties of the Oaktree Investors and the Trustee set forth in this Agreement;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each of the Oaktree Investors, the Trustee, the Purchaser and the Parent agree as follows:

ARTICLE 1
INTERPRETATION

1.1 All capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed to them in the Arrangement Agreement.

1.2 For purposes of this Agreement, "Subject Securities" shall mean, collectively, (a) the Subject Shares (including any and all Common Shares issued upon the exercise or conversion of any convertible securities), and (b) the Preferred Shares (to the extent such Preferred Shares have not theretofore been exchanged for Common Shares) beneficially owned, or over which control or direction is exercised, by any Oaktree Investor at any time from the date hereof up to but excluding the Effective Time. In the event of a stock split, stock dividend or distribution, or any change in the Company's capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Effective Date, the term "Subject Securities" shall be deemed to refer to and include such shares as well as any such stock dividends and distributions and any securities into which and for which any or all of such shares may be changed or exchanged or which are received in such transaction.

1.3 Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a) the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b) references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement;

(c) the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d) words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e) the word "including" is deemed to mean "including without limitation";

(f) the words "to the extent" mean the degree to which a subject or other thing extends (and such words shall not mean simply "if");

(g) the terms "Party" and "the Parties" refer to a party or the parties to this Agreement, as the case may be;

(h) any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time in accordance with its terms; and

(i) any references to dollars or to $ refer to United States dollars unless otherwise specified.

1.4 Any time period within which any action is to be taken hereunder shall be calculated as beginning on the day following the event that began the period and ending at 5:00 p.m. (Toronto time) on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. (Toronto time) on the next Business Day if the last day of the period is not a Business Day.

ARTICLE 2
THE TRANSACTION

2.1 Subject to the terms and conditions of the Arrangement Agreement, each of the Purchaser and the Parent hereby agrees, from and after the date hereof until the termination of this Agreement in accordance with Article 5 (the "Expiry Time"), to perform the covenants and obligations required to be performed by it under the Arrangement Agreement.

ARTICLE 3
COVENANTS OF THE OAKTREE INVESTORS AND THE TRUSTEE

3.1 Each of the Oaktree Investors and the Trustee hereby covenants and agrees to:

(a) from the date hereof until the Expiry Time, not, directly or indirectly:

(i) solicit, assist, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, assets, or books and records of the Company or entering into any form of agreement, arrangement or understanding) any inquiry, offer or proposal (whether public or otherwise) that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (an "Inquiry");

(ii) continue, enter into or otherwise engage in any discussions or negotiations with, furnish to any third party any non-public information relating to the Company or any Company Subsidiary or offer to provide access to the business, properties, assets or books and records of the Company or any Company Subsidiary, in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Acquisition Proposal or Inquiry;

(iii) support, endorse, enter into or publicly propose to support, endorse or enter into, any Contract in respect of an Acquisition Proposal;

(iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other Contract providing for or relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Arrangement Agreement or breach its obligations thereunder; or

(v) propose or agree to do any of the foregoing.

(b) from the date hereof until the Expiry Time, not (i) enter into any option, offer, sell, assign, transfer, distribute, gift, dispose of, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or dispose of, any Subject Securities, other than pursuant to (A) the Arrangement Agreement and Plan of Arrangement or, (B) any other exchange of Preferred Shares for Common Shares and any related redemption of Special Shares in accordance with their respective terms, the terms of the Voting Trust Agreement and the terms of the Exchange and Support Agreement, or (ii) enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein (legal or equitable); provided that each Oaktree Investor may transfer Subject Securities to an affiliate provided that (x) such transfer shall not relieve or release the Oaktree Investor of or from their obligations under this Agreement and (y) prior to or concurrent with the completion of such Transfer, the transferee agrees to be bound by the terms of this Agreement as though it were an original signatory hereto on terms acceptable to the Purchaser acting reasonably;

(c) from the date hereof until the Expiry Time, other than pursuant to this Agreement and except as contemplated by the Voting Trust Agreement, not (i) grant any proxy, power of attorney or other right to vote the Subject Securities, (ii) deposit any of the Subject Securities into a voting trust or enter into any voting agreement or arrangement, voting trust, vote pooling or other agreement with respect to the right to vote the Subject Securities, or (iii) call any meeting of any securityholders of the Company or the Issuer;

(d) from the date hereof until the Expiry Time, exercise or cause to be exercised the voting rights attaching to the Subject Securities, as applicable, to oppose any proposed action by the Company, any of its Subsidiaries (including the Issuer), any Company Shareholder or any other Person which would reasonably be expected to materially delay, materially impede or prevent the completion of the Transaction or the other transactions contemplated by the Arrangement Agreement;

(e) from the date hereof until the Expiry Time, not (i) act jointly or in concert with any Person or group of Persons with respect to the Common Shares or any other class of securities of the Company for the purpose of opposing or competing with the Transaction, (ii) solicit proxies or become a participant in a solicitation of proxies in opposition to or in competition with the Transaction, or (iii) requisition or join in any requisition of any meeting of any securityholders of the Company or the Issuer; and

(f) from the date hereof until the Expiry Time, not agree to do any of the foregoing.

3.2 Each of the Oaktree Investors and the Trustee hereby covenants and agrees, from the date hereof until the Expiry Time, and, in the case of the Trustee, subject to the terms of the Voting Trust Agreement, to:

(a) attend, either in person, virtually or by proxy, the Shareholder Meeting (including any adjournment or postponement thereof) and any other meeting of any securityholders of the Company or the Issuer called with respect to the Transaction, the Arrangement Resolution or the Arrangement Agreement or the transactions contemplated thereby and be counted as present for quorum purposes;

(b) vote or cause to be voted at the Shareholder Meeting (including any adjournment or postponement thereof) the Subject Shares beneficially owned, or over which control or direction is exercised, by it as of the applicable record date of the Shareholder Meeting and any other meeting of securityholders of the Company called with respect to the Transaction, the Arrangement Resolution or the Arrangement Agreement or the transactions contemplated thereby in favour of (i) the Transaction, including the Arrangement Resolution and any other matter necessary for the consummation of the Transaction, and (ii) any proposal to adjourn or postpone such meeting if such adjournment or postponement is proposed pursuant to and in compliance with the provisions of the Arrangement Agreement;

(c) vote or cause to be voted the Subject Securities against any Acquisition Proposal and any other matter which could reasonably be expected to materially delay, materially impede or prevent the completion of the Transaction or the other transactions contemplated by the Arrangement Agreement at any meeting of the Company Shareholders or other securityholders of the Company or the Issuer called for the purpose of considering same;

(d) revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, voting pooling, voting instruction form, other voting document, other agreement or otherwise granted with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that is intended or would reasonably be expected to conflict or be inconsistent with the matters set forth in this Agreement;

(e) no later than 10 Business Days prior to the date of the Shareholder Meeting, deliver or cause to be delivered to, or deposit or cause to be deposited with, the Company or the proximate intermediary, as applicable, a duly executed proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, directing the Subject Shares beneficially owned, or over which control or direction is exercised, by it as of the applicable record date of the Shareholder Meeting to be voted in favour of the Transaction, including the Arrangement Resolution and any other matter that could reasonably be expected to facilitate the Transaction, and (if applicable) name in such proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, those individuals as may be designated by the Company in the Circular for such purpose; and

(f) not take, or permit any Person on its behalf to take, any action to withdraw, revoke, amend or invalidate any proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, delivered to or deposited with the Company or the proximate intermediary, as applicable, pursuant to Section 3.2(e), notwithstanding any statutory or other rights or otherwise.

3.3 Each of the Oaktree Investors hereby irrevocably consents to the exchange of the Preferred Shares for Common Shares, and the termination of: (i) the Exchange and Support Agreement, (ii) Investor Rights Agreement, (iii) the Voting Trust Agreement; (iv) any subscription or other purchase agreements relating to the Subject Securities; and (v) any rights under any agreement providing for redemption rights, put rights purchase rights or other similar rights not generally available to Company Shareholders (other than any rights provided by the Plan of Arrangement), in each case pursuant to section 2.3(6) of the Plan of Arrangement following the Effective Time. The Oaktree Investors hereby agree that upon closing of the Transaction and the termination of the foregoing agreements, neither the Company nor any of its affiliates shall have any further liability or obligation to the Oaktree Investors or any of their respective affiliates other than the performance of obligations pursuant to the Plan of Arrangement. Each of the Oaktree Investors and the Trustee hereby irrevocably consents to the cancellation of the Special Shares for no consideration and the termination of the Voting Trust Agreement pursuant to section 2.3(7) of the Plan of Arrangement following the Effective Time.

3.4 Each of the Oaktree Investors covenants and agrees that it shall not, and shall not request that the Trustee, (a) exercise any rights of dissent or appraisal provided under any applicable Law or otherwise, including any Dissent Rights, in connection with the Transaction or the other transactions contemplated by the Arrangement Agreement or any Alternative Transaction, or (b) commence any action or proceeding against, take any other action that is intended or would reasonably be expected to materially delay, materially impede or prevent or otherwise contest the Transaction, including by or before any Governmental Entity (provided that, for certainty, nothing herein shall limit, prohibit or prevent the Oaktree Investors or the Trustee from enforcing, or exercising their respective rights under, this Agreement in accordance with its terms).

3.5 The Oaktree Investors shall give prompt notice to the Purchaser, and the Trustee shall give prompt notice to the Purchaser, if any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that  it would reasonably be expected to materially delay, materially impede or prevent its ability to perform their obligations hereunder; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

3.6 Notwithstanding anything to the contrary herein, in the event that the Purchaser and the Parent determine in good faith at any time following the date of this Agreement that it is necessary or desirable to implement the Transaction other than pursuant to the Arrangement by way of an alternative form of transaction (any such transaction, an "Alternative Transaction"), such as a take-over bid, amalgamation or other form of business combination, on a basis that (x) provides for economic terms which, in relation to the Oaktree Investors (taken as a whole), are at least equivalent to, or better than, on an after-tax basis, the economic benefits contemplated by the Arrangement, and (y) is otherwise on terms and conditions not more onerous to any Oaktree Investor than the Transaction, the provisions of this Agreement shall apply mutatis mutandis to such Alternative Transaction and each of the Oaktree Investors and the Trustee hereby covenants and agrees to support such Alternative Transaction and the consummation thereof in the same manner as the Transaction, on the terms and subject to the conditions of this Agreement.  Without limiting the generality of the foregoing, in connection with any such Alternative Transaction, each of the Oaktree Investors and the Trustee shall:

(a) vote, or cause to be voted (including by instructing the Trustee to vote), all of the Subject Securities in favour of such Alternative Transaction (as applicable);

(b) not exercise, permit the exercise of, or request that the Trustee exercise, any rights of dissent or appraisal provided under any applicable Law or otherwise, including any Dissent Rights in respect of such Subject Securities (as applicable);

(c) in the event that such Alternative Transaction is carried out by way of a take-over bid, tender and deposit, or causing to be tendered and deposited, all of the Common Shares into such take-over bid, together with, as applicable, a duly completed and executed letter of transmittal as soon as practicable and, in any event, not later than ten Business Days prior to the expiry time of such take-over bid; and

(d) if required pursuant to the terms of such Alternative Transaction (and, for the avoidance of doubt, provided that the terms of such Alternative Transaction satisfy clauses (x) and (y) above of this Section 3.5) exchange or surrender the Preferred Shares and Special Shares for consideration that is at least equivalent to, or better than, on an after-tax basis, that contemplated by the Arrangement and terminate the Investor Rights Agreement, Exchange and Support Agreement and Voting Trust Agreement in accordance with and conditional on the closing of such Alternative Transaction.

3.7 For the avoidance of doubt, in the event that the holders of the Preferred Shares are entitled to vote on the Transaction or the Arrangement (including the Arrangement Resolution), or any other matter that could reasonably be expected to facilitate the Transaction or any Alternative Transaction, each of the Oaktree Investors shall vote or to cause to be voted the Preferred Shares at the Shareholder Meeting or other meeting of securityholders of the Company or the Issuer (including any adjournment or postponement thereof) in favour of any such proposals and the provisions of this Agreement shall apply mutatis mutandis, as applicable, to the Preferred Shares, as if references to the Subject Shares were also references to the Preferred Shares and references to the Shareholder Meeting were also references to any meeting of any securityholders of the Company or the Issuer, as applicable, in which the holders of the Preferred Shares are entitled to vote.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.1 Each of the Oaktree Investors and the Trustee hereby represents and warrants to the Parent and the Purchaser as follows and acknowledges that the Parent and the Purchaser are relying upon these representations and warranties in connection with the entering into of this Agreement and the Arrangement Agreement:

(a) it has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly authorized and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the Parent and the Purchaser, constitutes a legal, valid and binding obligation, enforceable by the Parent and the Purchaser against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws affecting or relating to the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(d) other than as provided in the Arrangement Agreement with respect to the parties thereto and filings required under applicable securities Law, the execution, delivery and performance by it of this Agreement does not require any consent, approval, authorization or permit of, any action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to materially delay, materially impede or prevent the consummation of the Transaction;

(e) it is the sole legal and/or beneficial owner of the number of Subject Securities listed opposite its name on Schedule A to this Agreement and the only securities of the Company and the Issuer legally or beneficially owned, directly or indirectly, or over which control or direction is exercised, by it are those listed on Schedule A to this Agreement opposite its name;

(f) subject to the terms of the Special Shares and the Voting Trust Agreement, it currently has, and as of the record date for the Shareholder Meeting, will have, the sole right to vote (or cause or direct to be voted) and dispose (or direct the disposition of) all the Subject Shares listed opposite its name on Schedule A to this Agreement;

(g) all the Common Shares and Preferred Shares listed opposite its name on Schedule A to this Agreement are, and as of immediately prior to the Effective Time will be, legally and/or beneficially owned solely by it with good and marketable title thereto, free and clear of any and all Liens of any nature or kind whatsoever, and all of the Special Shares listed opposite its name on Schedule A to this Agreement are and, as at the record date for the Shareholder Meeting and as of immediately prior to the Effective Time, will be held of record by the Trustee in trust for its benefit pursuant to the Voting Trust Agreement;

(h) for so long as this Agreement remains in effect, it has full power and capacity to (i) make, enter into and carry out the terms of this Agreement, and (ii) vote all of the Subject Securities in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person  other than any of its affiliates or agents, including any proxy or attorney-in-fact appointed pursuant to the terms of this Agreement, acting in a manner consistent with the terms of this Agreement. Without limiting any of the foregoing, it has not (i) entered into any voting agreement (other than this Agreement and the Voting Trust Agreement) with any Person with respect Subject Securities; (ii) granted any Person any proxy (revocable or irrevocable) or power of attorney  with respect to Subject Securities, in each case other than as contemplated in this Agreement or in the Voting Trust Agreement, or as would not be reasonably expected to materially delay, materially impede or prevent its ability to perform its obligations hereunder; or (iii) deposited any of the Subject Securities in a voting trust, or entered into any arrangement or agreement (other than this Agreement and the Voting Trust Agreement), whether oral or written, limiting or affecting its legal power, authority or right to vote the Subject Securities on any matter.

(i) no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities listed opposite its name on Schedule A to this Agreement or any interest therein or right thereto, including any right to vote, except (i) the Parent and the Purchaser pursuant to this Agreement, the Arrangement Agreement and the Plan of Arrangement, (ii) as contemplated in the Exchange and Support Agreement and Voting Trust Agreement, or (iii) pursuant to the exchange of Preferred Shares for Common Shares or redemption of Preferred Shares and any related redemption of Special Shares in accordance with their respective terms and the terms of the Exchange and Support Agreement and Voting Trust Agreement, as applicable;

(j) none of the execution and delivery by it of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by it with its obligations hereunder will result in a breach of or constitute a default (with or without notice of lapse of time or both) under any provision of (i) its constating documents, (ii) any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, (iii) any judgment, decree, order or award of any Governmental Entity, or (iv) any Law or order, except, in each case, as would not reasonably be expected, either individually or in the aggregate, to materially delay, materially impede or prevent its ability to perform its obligations hereunder;

(k) it has no agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by it or transfer to it of additional securities of the Company (other than pursuant to the terms of the Preferred Shares, the terms of the Exchange and Support Agreement and the participation rights contemplated in the Investor Rights Agreement);

(l) there are no claims, actions, suits or proceedings in progress or pending or, to its knowledge, threatened against it or any of its affiliates that would, individually or in the aggregate, prevent, materially restrict, prohibit, materially delay, impair or otherwise adversely affect in any manner (i) its ability to enter into this Agreement and to perform its obligations hereunder, or (ii) its title to, or ownership of, any of the Subject Securities;

(m) no broker, finder, or other intermediary is entitled to a fee or commission from Parent, Purchaser, or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of an Oaktree Investor or the Trustee;

(n) it understands and acknowledges that Parent and Purchaser are entering into the Arrangement Agreement in reliance on its execution and delivery of this Agreement; and

(o) other than as provided in the Arrangement Agreement with respect to the parties thereto and filings required under applicable securities Law, the execution, delivery and performance by it of this Agreement does not require any consent, approval, authorization or permit of, any action by, filing with or notification to any Governmental Entity in each case by an Oaktree Investor or the Trustee, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to materially delay, prevent or materially impede the consummation of the Transaction.

4.2 Each of the Parent and the Purchaser hereby jointly and severally represents and warrants to the Oaktree Investors and the Trustee as follows and acknowledges that the Oaktree Investors and the Trustee are relying upon these representations and warranties in connection with the entering into of this Agreement:

(a) it has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly authorized and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the Oaktree Investors and the Trustee, constitutes a legal, valid and binding obligation, enforceable by the Oaktree Investors and the Trustee against each of the Parent and the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws affecting or relating to the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(d) other than as provided in the Arrangement Agreement with respect to the parties thereto and filings required under applicable securities Law, the execution, delivery and performance by it of this Agreement does not require any consent, approval, authorization or permit of, any action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to materially delay, prevent or impede the consummation of the Transaction; and

(e) none of the execution and delivery by it of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by it with its obligations hereunder will result in a breach of or constitute a default (with or without notice of lapse of time or both) under any provision of (i) its constating documents, (ii) any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, (iii) any judgment, decree, order or award of any Governmental Entity, or (iv) any Law or order, except, in each case, as would not reasonably be expected, either individually or in the aggregate, to materially delay, prevent or impede the ability of the Parent or the Purchaser to perform its obligations hereunder.

4.3 The representations and warranties set forth in this Article 4 shall not survive the completion of the Transaction and will expire and be terminated at the Expiry Time.

ARTICLE 5
TERMINATION

5.1 This Agreement shall automatically terminate without any further act or formality upon the earlier of:

(a) the Effective Time; and

(b) the termination of the Arrangement Agreement in accordance with its terms.

5.2 This Agreement may be terminated by the Oaktree Investors by written notice to the Parent at any time prior to the termination of this Agreement pursuant to Section 5.1 if:

(a) the Purchaser or the Parent, without the prior written consent of the Oaktree Investors, amends the Arrangement Agreement or the Plan of Arrangement (i) to decrease the Consideration payable in respect of the Subject Securities or change the form of consideration per Subject Security payable pursuant to the Transaction, other than to add additional consideration (it being understood that any decrease of the Consideration pursuant to section 1.10 of the Arrangement Agreement shall not constitute a decrease of Consideration for purposes of this Agreement), or (ii) in a manner that materially adversely impacts the Oaktree Investors;

(b) the Purchaser or the Parent is in default in any material respect of any covenant or condition contained in this Agreement, such default is likely to materially delay, impede or prevent the consummation of the Transaction and such default has not been cured within 10 Business Days of written notice of such default being given by the Oaktree Investors to the Purchaser;

(c) any representation or warranty of the Purchaser or the Parent under this Agreement is at the date hereof or becomes at any time untrue or incorrect in any material respect, if such inaccuracy is reasonably likely to materially delay, impede or prevent the consummation of the Transaction; or

(d) the Effective Time has not occurred by February 6, 2027.

5.3 This Agreement may be terminated by written agreement of the Parties at any time prior to the termination of this Agreement pursuant to Section 5.1 or Section 5.2.

5.4 In the case of any termination of this Agreement pursuant to Section 5.1, Section 5.2 or Section 5.3, this Agreement shall terminate and be of no further force or effect, provided that, notwithstanding anything else contained herein, such termination shall not relieve any Party from liability for any breach of, any representation, warranty or covenant contained in this Agreement by such Party prior to such termination.

ARTICLE 6
DISCLOSURE

6.1 Each of the Oaktree Investors and the Trustee:

(a) consents to the details of this Agreement being set out in the Circular and this Agreement being made publicly available, including by filing on SEDAR+ and/or EDGAR, as may be required pursuant to applicable securities Law;

(b) consents to and authorizes the publication and disclosure by the Parent, the Purchaser and the Company of its identity and holding of Subject Securities, the nature of its commitments and obligations under this Agreement and any other related information, in each case, in any press release and communications to investors in connection with the Transaction and the other transactions contemplated by the Arrangement Agreement, or otherwise that the Parent or the Purchaser determines is required to be disclosed by applicable Law in the Circular or any other disclosure document in connection with the Transaction and the other transactions contemplated by the Arrangement Agreement, including any Alternative Transaction; provided that the Purchaser and the Company, as applicable, shall, to the extent reasonably practicable in the circumstances, provide the Oaktree Investors or the Trustee (and in each case, their counsel), as applicable, a reasonable opportunity to review and comment on such press release, communication or other disclosure document prior to their public disclosure, other than where such disclosure is consistent with any disclosure previously approved by the Oaktree Investors or the Trustee, as applicable.

(c) agrees promptly to provide to the Parent and the Purchaser any information the Parent or the Purchaser may reasonably require for the preparation of any such disclosure documents; and

(d) agrees to promptly notify the Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

6.2 The Purchaser and the Purchaser Parent consents to the details of this Agreement being set out in an early warning report, any filing under Section 13 of the Securities Exchange Act of 1934, as amended, and similar filings, to the extent required to be filed by the Oaktree Investors pursuant to applicable securities Law.

6.3 Except as contemplated in Section 6.1 and Section 6.2 and as otherwise required by applicable Law or any Governmental Entity, no Party shall make any public announcement or statement with respect to this Agreement without the approval of the other (which approval shall not be unreasonably withheld or delayed).  A copy of this Agreement may be provided to the Company.

ARTICLE 7
GENERAL

7.1 This Agreement becomes effective only when executed by each of the Parties.  After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties, provided that (a) each Oaktree Investor may assign its rights and obligations under this Agreement to an affiliate of such Oaktree Investor provided that (i) such assignment shall not relieve or release the Oaktree Investor of or from its obligations under this Agreement, including, without limitation, the obligation of the Oaktree Investor to vote or cause to be voted all Subject Securities at the Shareholder Meeting in favour of the approval of the Transaction, including the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement and (ii) prior to or concurrent with the completion of such assignment, the assignee agrees to be bound by the terms of this Agreement as though it were an original signatory hereto on terms acceptable to the Purchaser acting reasonably; and (b) Purchaser may, without the prior written consent of the Oaktree Investors, assign its rights, interests and obligations hereunder to an affiliate, provided that (i) such assignment shall not relieve or release the Purchaser of or from its obligations under this Agreement, and (ii) such proposed assignee agrees to be bound by the terms of this Agreement, in which event, all references herein and therein to the Purchaser, as assignor, shall be deemed references to such other affiliates, as assignee.

7.2 Notwithstanding any other provision of this Agreement, each of the Parties hereby acknowledges and agrees that each of the Oaktree Investors and the Trustee is bound hereunder solely in its capacity as a securityholder of the Company and that the provisions of this Agreement are not intended, and shall not be interpreted, to limit or affect any actions taken by any officer, director, nominee or representative of an Oaktree Investor or the Trustee solely in his or her capacity as director of the Company, and any nominee or representative of an Oaktree Investor or the Trustee that is a director of the Company shall not be limited or restricted in any way whatsoever in the exercise of his or her fiduciary duties as a director of the Company or other legal obligation to act in the best interests of the Company.

7.3 All notices and other communications given or made pursuant hereto shall be in writing and delivered to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

(a) in the case of either of the Oaktree Investors or the Trustee:

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

with a copy (which shall not constitute notice) to:

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

and

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

(b) in the case of the Parent or the Purchaser:

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

with a copy (which shall not constitute notice) to:

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

and to:

[                    ]

[                    ]

[                    ]

[                    ]

Email:        [                    ]

Any such notice or other communication shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) on the next Business Day if (i) sent by email (unless the sender receives an automated response indicating a failure of delivery) or (ii) sent by prepaid overnight carrier (providing proof of delivery). Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 7.3.

7.4 Jurisdiction.

(a) This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to its rules of conflict of Law.

(b) Each of the Parties hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Ontario Superior Court of Justice (Commercial List) (the "Chosen Court"), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, the Chosen Court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 6.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Court.

(c) Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 7.3 and nothing in this Section 7.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(d) Each Party agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

7.5 Specific Performance.

(a) The Parties agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that a Party does not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Arrangement and the other transactions contemplated by this Agreement) in accordance with the Agreement's specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent or remedy a breach of this Agreement by the other Parties, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which a Party is entitled at Law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. No Party shall be required to provide any bond or other security in connection with its seeking, or being granted an order for, an injunction or injunctions to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement.

(b) The Parties further agree (i) the seeking of remedies pursuant to Section 7.5(a) shall not in any respect constitute a waiver by any Party of its right to seek any other form of relief that may be available to it under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 7.5(a) are not available or otherwise not granted, and (ii) nothing set forth in this Agreement shall require any Party to institute any proceeding for (or limit such Party's right to institute any proceeding for) specific performance under this Section 7.5 prior to or as a condition to exercising any termination right), nor shall the commencement of any legal proceeding by any Party seeking remedies pursuant to Section 7.5(a) or anything set forth in this Section 7.5(a) restrict or limit such Party's right to terminate this Agreement in accordance with the terms herein or pursue any other remedies under this Agreement that may be available then or thereafter.

7.6 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7.7 This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

7.8 No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

7.9 Each Party shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

7.10 This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

7.11 From time to time, at any Party's reasonable written request, the other Parties shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

OAKTREE ORGANICS, L.P. by Oaktree Fund GP, LLC its General Partner by Oaktree Fund GP I, L.P. its Managing Member
by
Name:
Title:

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P. by Oaktree Huntington Investment Fund II GP, L.P. its General Partner by Oaktree Fund GP, LLC its General Partner by Oaktree Fund GP I, L.P. its Managing Member
by
Name:
Title:

Name:
Title:

Signature Page – Oaktree Voting and Support Agreement

OCM SUNOPTA TRUSTEE, LLC by Oaktree Fund GP, LLC its Manager by Oaktree Fund GP I, L.P. its Managing Member
by
Name:
Title:

Signature Page – Oaktree Voting and Support Agreement

PEGASUS BIDCO B.V.

by
Name:
Title:

2786694 ALBERTA LTD.

by
Name:
Title:

[Signature Page to Oaktree Voting Agreement]

SCHEDULE A
OWNERSHIP AND CONTROL OF SECURITIES OF COMPANY AND ISSUER

Common Shares

Name of Entity	Name of Registered Holder (if different)	Total Number of Common Shares Beneficially Owned or Controlled

Special Shares

Name of Entity	Name of Registered Holder (if different)	Total Number of Special Shares Beneficially Owned or Controlled

Preferred Shares

Name of Entity	Name of Registered Holder (if different)	Total Number of Preferred Shares Beneficially Owned or Controlled